UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     February 28, 2006
GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
916-355-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On February 28, 2006, the Company entered into an 18-month consulting agreement with Dr. Joseph Carleone, the former President of the Company’s former Aerojet Fine Chemicals business. Pursuant to the consulting agreement, Dr. Carleone will (i) provide consulting services to the Company regarding the Company’s rights and obligations arising out of the asset purchase agreement pursuant to which the Company sold its Fine Chemicals business that closed on November 30, 2005, and (ii) receive a monthly fee of $8,333. Dr. Carleone was paid a bonus of $300,000 for 2005 and entered into this consulting agreement to settle any claims for post-employment severance and other benefits other than accrued pension benefits.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On March 1, 2006, the Company appointed R. Leon Blackburn, Vice President and Controller as the principal accounting officer of the Company. Mr. Blackburn (age 60) is not a party to any arrangement or understanding with any person pursuant to which he was selected as an officer. There are no family relationships between Mr. Blackburn and any of the other executive officers or directors of the Company. Mr. Blackburn is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The material terms of Mr. Blackburn’s employment were provided in the Company’s Form 8-K filing dated January 23, 2006 and filed with the Securities and Exchange Commission (SEC) on January 27, 2006. The full text of the employment offer letter to Mr. Blackburn dated January 11, 2006 was filed as Exhibit 10.32 to the Company’s Form 10-K filed with the SEC on February 13, 2006 and is incorporated herein by reference.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
GENCORP INC.

By:	/s/ Mark A. Whitney
Name:	Mark A. Whitney
Title:	Vice President, Law; Deputy General Counsel and Assistant Secretary

Dated: March 3, 2006